DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver: Robert J. Burkart Inc., Alvin F. Dale Ltd., Robert J. Matheson Inc., James F. Carr-Hilton Ltd., Reginald J. LaBonte Ltd., Rakesh I. Patel Inc., Kenneth P. Chong Inc., Barry S. Hartley Inc.
South Surrey: Michael K. Braun Inc., Peter J. Donaldson Inc.
Port Coquitlam: Wilfred A. Jacobson Inc., Brian A. Shaw Inc., Fraser G. Ross Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement dated November 23, 2007 of Uranium Energy Corp to be filed with the United States Securities and Exchange Commission with respect to the Company's 2006 Stock Incentive Plan., of the following:

- Our Report to the Stockholders and Board of Directors of Uranium Energy Corp. dated February 26, 2007 on the financial statements of the Company as at December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and for the period from period from May 16, 2003 (inception) to December 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
November 23, 2007

Vancouver Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971